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                                                              EXHIBIT (b)(10)(B)


                            GEORGE N. GINGOLD, ESQ.
                                ATTORNEY AT LAW
                             197 KING PHILIP DRIVE
                           WEST HARTFORD, CONNECTICUT
                                   06117-1409



April 13, 1998
Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549
Commissioners:
I hereby consent to the reference to my name under the caption "Legal Matters" in the Statement of Additional Information contained in Post-Effective Amendment No. 8 to the Registration Statement on Form N-4 (File No. 33-83020) to be filed by Connecticut General Life Insurance Company and Connecticut General Variable Annuity Separate Account II with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended.


Very truly yours,


/s/ George N. Gingold, Esquire



George N. Gingold, Esquire